MEDIA RELEASE

Exhibit 99.1

Rocket Lab Announces Third Quarter 2023

Financial Results, Issues Guidance For Fourth Quarter 2023 and Revenue Guidance for First Quarter 2024

Long Beach, California. November 8, 2023 – Rocket Lab USA, Inc. (Nasdaq: RKLB) (“Rocket Lab” or “the Company”), a global leader in launch services and space systems, today shared the financial results for fiscal third quarter, ended September 30, 2023.

Rocket Lab founder and CEO, Peter Beck, said: “Rocket Lab’s third quarter began strongly with two successful Electron missions that accelerated our recovery program to make Electron the world’s first reusable small orbital rocket. Following the subsequent September 19th anomaly, we’ve been laser-focused this quarter on the return to service of Electron. The cause of the anomaly is a highly complex set of conditions that are extremely difficult to replicate in testing. However, we believe the findings of the Rocket Lab investigation team overwhelmingly indicate that an electrical arc occurred within the power supply system that provides high voltage to the Rutherford engine’s motor controllers, shorting the battery packs which provide power to the launch vehicle’s upper stage. With growing confidence in our determination of the anomaly’s probable root cause and corrective measures in place, we expect to formally close our investigation in the coming weeks. Electron’s return to flight is scheduled during a launch window that opens from November 28, 2023, and extends into December.

“Over the same period, we’ve progressed the development of Neutron with numerous achievements including a milestone stage two tank test, the crucial validation of methane and LOX combustion in Archimedes igniter testing, and infrastructure scaling for Neutron launch development and engine testing across Virginia, California, and Mississippi. We’ve also secured seven HASTE hypersonic missions with prime defense customers in the past six months, demonstrating the success of our market approach for hypersonic test development for the nation. In Space Systems, the production of spacecraft in our largest program, the $143m Globalstar contract with MDA, has continued on schedule ahead of the first spacecraft delivery in Q1 2024. We also continue to ramp on a new spacecraft contract for a confidential customer this current quarter, as Rocket Lab demonstrates its ability to win and execute critical satellite manufacturing contracts.”

Third Quarter 2023 Business Highlights:

•
Launched two successful Electron missions in the third quarter. The missions were back-to-back recovery launches as part of Rocket Lab’s program to make Electron the world’s first reusable small orbital rocket. The first mission of the quarter deployed seven satellites for customers NASA, SFL, and Spire, before completing a successful ocean splashdown and recovery of Electron’s first stage. The second mission of the quarter deployed a satellite for Capella Space and achieved several milestones for Rocket Lab’s reusability program, including both another ocean splashdown of the first stage and a successful flight of the previously-flown Rutherford engine for the first time.

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•
Confirmed authorization from the Federal Aviation Administration (FAA) to resume Electron launches from Launch Complex 1 following an in-flight anomaly on September 19th during the Company’s 41st Electron launch.
•
Announced that Electron will return to the pad at Launch Complex 1 for a dedicated commercial mission for Japan-based Earth imaging customer iQPS during a launch window which opens on November 28, 2023, and extends into December.
•
Continued strong growth in Electron bookings for 2024, with the Company’s launch manifest fully allocated for 2024 and into early 2025.

Business Highlights Since September 30, 2023:

•
Acquired assets and production resources in Warkworth, New Zealand, enabling further vertical integration of critical composites production and design capabilities for both Electron and Neutron rockets. More than 50 staff and accompanying advanced manufacturing assets were retained with the acquisition.
•
Officially opened the Company’s Engine Development Center in Long Beach, California that will support the high-rate production of the Electron launch vehicle’s Rutherford engine, as well as the development and production of the Neutron launch vehicle’s Archimedes engine.
•
Numerous milestone achievements in the Neutron program, including the conclusion of a crucial cryogenic test campaign for the Neutron second stage; completed production of full-scale Archimedes engine structures and components for upcoming development tests; and significant site improvements at both Launch Complex 3 at Wallops Island, Virginia and Archimedes Engine Test Stand in Stennis, Mississippi ahead of Archimedes engine testing and qualification phase.
•
Continued strong growth in HASTE bookings for hypersonic test launches from Rocket Lab Launch Complex 2 in Virginia. Newly-announced HASTE mission for the Defense Innovation Unit (DIU) to deploy a scramjet-powered suborbital payload by Australian company Hypersonix is the seventh launch contract Rocket Lab has secured with prime hypersonic defense customers in the past six months.
•
Secured a new Space Systems contract that includes spacecraft build with key components supplied by Rocket Lab; two significant milestones invoiced as part of the $143m contract with MDA for Globalstar; and Rocket Lab satellite components put into operations in the groundbreaking deep-space NASA Psyche mission deployed on October 13, 2023.

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Fourth Quarter 2023 Guidance

For the Fourth quarter of 2023, Rocket Lab expects:

•
Revenue between $65 million and $69 million.
•
Space Systems revenue between $48.5 million to $52.5 million.
•
Launch Services revenue of approximately $16.5 million.
•
GAAP Gross Margins between 24% to 26%.
•
Non-GAAP Gross Margins between 30% to 32%.
•
GAAP Operating Expenses between $61 million to $63 million.
•
Non-GAAP Operating Expenses between $50 million to $52 million.
•
Expected Interest Expense (Income), net $2 million.
•
Adjusted EBITDA loss of $23 million to $27 million.
•
Basic Shares Outstanding of 487 million.

For the First quarter 2024, Rocket Lab expects:

•
Revenue between $95 million and $105 million.
•
Space Systems revenue between $65 million to $68 million.
•
Launch Services revenue between $30 million to $37 million.

See “Use of Non-GAAP Financial Measures” below for an explanation of our use of Non-GAAP financial measures, and the reconciliation of historical Non-GAAP measures to the comparable GAAP measures in the tables attached to this press release. We have not provided a reconciliation for the forward-looking Non-GAAP Gross Margin, Non-GAAP Operating Expenses or Adjusted EBITDA expectations for Q4 2023 described above because, without unreasonable efforts, we are unable to predict with reasonable certainty the amount and timing of adjustments that are used to calculate these non-GAAP financial measures, particularly related to stock-based compensation and its related tax effects. Stock-based compensation is currently expected to range from $11 million to $12 million in Q4 2023.

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Conference Call Information

Rocket Lab will host a conference call for investors at 2 p.m. PT (5 p.m. ET) today to discuss these business highlights and financial results for our third quarter, to provide our outlook for the fourth quarter, and other updates.

The live webcast and a replay of the webcast will be available on Rocket Lab’s Investor Relations website: https://investors.rocketlabusa.com/events-and-presentations/events

About Rocket Lab

Founded in 2006, Rocket Lab is an end-to-end space company with an established track record of mission success. We deliver reliable launch services, satellite manufacture, spacecraft components, and on-orbit management solutions that make it faster, easier and more affordable to access space. Headquartered in Long Beach, California, Rocket Lab designs and manufactures the Electron small orbital launch vehicle and the Photon satellite platform and is developing the Neutron launch vehicle for large spacecraft and constellation deployment. From its first orbital launch in January 2018 to date, Rocket Lab’s Electron launch vehicle has become the second most frequently launched U.S. rocket annually and has delivered 171 satellites to orbit for private and public sector organizations, enabling operations in national security, scientific research, space debris mitigation, Earth observation, climate monitoring, and communications. Rocket Lab’s Photon spacecraft platform has been selected to support NASA missions to the Moon and Mars, as well as the first private commercial mission to Venus. Rocket Lab has three launch pads at two launch sites, including two launch pads at a private orbital launch site located in New Zealand and a third launch site in Virginia, USA. To learn more, visit www.rocketlabusa.com.

+ Rocket Lab Investor Relations Contact

Colin Canfield

investors@rocketlabusa.com

+ Rocket Lab Media Contact

Murielle Baker

media@rocketlabusa.com

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+ Forward Looking Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, contained in this press release, including statements regarding our expectations of financial results for the fourth quarter of 2023 and first quarter of 2024, strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management, are forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “suggest,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on Rocket Lab’s current expectations and beliefs concerning future developments and their potential effects. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond Rocket Lab’s control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including risks related to delays and disruptions in expansion efforts; delays in the development of our Neutron rocket; our dependence on a limited number of customers; the harsh and unpredictable environment of space in which our products operate which could adversely affect our launch vehicle and spacecraft; increased competition in our industry due in part to rapid technological development; technological change in our industry which we may not be able to keep up with or which may render our services uncompetitive; average selling price trends; general economic uncertainty and turbulence which could impact our customers’ ability to pay what we are owed; failure of our launch vehicles, spacecraft and components to operate as intended either due to our error in design in production or through no fault of our own; launch schedule disruptions; supply chain disruptions, product delays or failures; design and engineering flaws; launch failures; natural disasters and epidemics or pandemics; any inability to effectively integrate recently acquired assets; a US government shutdown or delays in government funding; changes in governmental regulations including with respect to trade and export restrictions, or in the status of our regulatory approvals or applications; or other events that force us to cancel or reschedule launches, including customer contractual rescheduling and termination rights; risks that acquisitions may not be completed on the anticipated time frame or at all or do not achieve the anticipated benefits and results; and the other risks detailed from time to time in Rocket Lab’s filings with the Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in Rocket Lab’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 7, 2023, and elsewhere. There can be no assurance that the future developments affecting Rocket Lab will be those that we have anticipated. Except as required by law, Rocket Lab is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

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+ Use of Non-GAAP Financial Measures

We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (“GAAP”) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company's ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Reconciliation of the non-GAAP financial information to the corresponding GAAP measures for the historical periods disclosed are included at the end of the tables in this press release. We have not provided a reconciliation for forward-looking non-GAAP financial measures because, without unreasonable efforts, we are unable to predict with reasonable certainty the amount and timing of adjustments that are used to calculate these non-GAAP financial measures, particularly related to stock-based compensation and its related tax effects. The following definitions are provided:

+ Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Such items are excluded from net income or loss to determine Adjusted EBITDA. Management believes this measure provides investors meaningful insight into results from ongoing operations.

+ Other Non-GAAP Financial Measures

Non-GAAP gross profit, research and development, net, selling, general and administrative, operating expenses, operating loss and total other income (expense), net, further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Such items are excluded from the applicable GAAP financial measure. Management believes these non-GAAP measures provide investors meaningful insight into results from ongoing operations.

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ROCKET LAB U.S.A., INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(unaudited; in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$67,661	$63,057	$184,601	$159,234
Cost of revenues	52,694	54,590	148,684	142,074
Gross profit	14,967	8,467	35,917	17,160
Operating expenses:
Research and development, net	26,626	17,508	81,566	50,150
Selling, general and administrative	27,200	22,961	84,386	64,991
Total operating expenses	53,826	40,469	165,952	115,141
Operating loss	(38,859)	(32,002)	(130,035)	(97,981)
Other income (expense):
Interest income (expense), net	(1,413)	(1,486)	(2,843)	(6,907)
Loss on foreign exchange	(120)	(51)	(76)	(3,947)
Change in fair value of liability classified warrants	—	—	—	13,482
Other income, net	1,176	622	3,519	625
Total other (expense) income, net	(357)	(915)	600	3,253
Loss before income taxes	(39,216)	(32,917)	(129,435)	(94,728)
Provision for income taxes	(1,352)	(1,693)	(2,639)	(4,008)
Net loss	$(40,568)	$(34,610)	$(132,074)	$(98,736)
Net loss per share attributable to Rocket Lab USA, Inc.:
Basic and diluted	$(0.08)	$(0.07)	$(0.28)	$(0.21)
Weighted-average common shares outstanding:
Basic and diluted	484,034,071	469,768,797	480,018,578	463,709,955

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ROCKET LAB U.S.A., INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2023 AND DECEMBER 31, 2022

(unaudited; in thousands, except share and per share values)

	September 30, 2023
	(unaudited)	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$140,904	$242,515
Marketable securities, current	147,513	229,276
Accounts receivable, net	22,787	36,572
Contract assets	13,042	9,451
Inventories	102,394	92,279
Prepaids and other current assets	68,341	52,201
Assets held for sale	11,259	—
Total current assets	506,240	662,294
Non-current assets:
Property, plant and equipment, net	135,988	101,514
Intangible assets, net	70,404	79,692
Goodwill	71,020	71,020
Right-of-use assets - operating leases	44,900	35,239
Right-of-use assets - finance leases	15,145	15,614
Marketable securities, non-current	81,951	9,193
Restricted cash	3,588	3,356
Deferred income tax assets, net	3,282	3,898
Other non-current assets	17,975	7,303
Total assets	$950,493	$989,123
Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$24,980	$12,084
Accrued expenses	5,998	8,723
Employee benefits payable	14,979	8,634
Contract liabilities	133,793	108,344
Current installments of long-term borrowings	105,116	2,906
Other current liabilities	18,885	22,249
Total current liabilities	303,751	162,940
Non-current liabilities:
Long-term borrowings, excluding current installments	—	100,043
Non-current operating lease liabilities	41,695	34,266
Non-current finance lease liabilities	15,299	15,568
Deferred tax liabilities	308	95
Other non-current liabilities	3,638	3,005
Total liabilities	364,691	315,917
COMMITMENTS AND CONTINGENCIES
Stockholders’ equity:
Common stock, $0.0001 par value; authorized shares: 2,500,000,000; issued and outstanding shares: 485,857,768 and 475,356,517 at September 30, 2023 and December 31, 2022, respectively	49	48
Additional paid-in capital	1,161,165	1,112,977
Accumulated deficit	(573,029)	(440,955)
Accumulated other comprehensive (loss) income	(2,383)	1,136
Total stockholders’ equity	585,802	673,206
Total liabilities and stockholders’ equity	$950,493	$989,123

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ROCKET LAB U.S.A., INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(unaudited; in thousands)

	For the Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(132,074)	$(98,736)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	21,577	21,590
Stock-based compensation expense	43,398	43,312
Loss on disposal of assets	240	32
Amortization of debt issuance costs and discount	2,166	2,107
Noncash lease expense	4,062	2,312
Noncash income associated with liability-classified warrants	—	(13,482)
Change in the fair value of contingent consideration	1,138	200
Accretion of marketable securities purchased at a discount	(3,399)	(421)
Deferred income taxes	644	1,167
Changes in operating assets and liabilities:
Accounts receivable, net	13,798	(30,752)
Contract assets	(3,592)	(6,960)
Inventories	(10,933)	(17,635)
Prepaids and other current assets	(15,819)	(17,173)
Other non-current assets	(10,712)	3,281
Trade payables	12,026	(1,625)
Accrued expenses	(2,187)	(3,530)
Employee benefits payables	5,285	2,519
Contract liabilities	25,450	26,404
Other current liabilities	(4,632)	2,310
Non-current lease liabilities	(3,316)	(2,551)
Other non-current liabilities	230	39
Net cash used in operating activities	(56,650)	(87,592)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, equipment and software	(44,293)	(27,419)
Cash paid for business combinations and asset acquisitions, net of acquired cash and restricted cash	(16,934)	(65,824)
Purchases of marketable securities	(207,266)	(179,853)
Maturities of marketable securities	219,340	240
Net cash used in investing activities	(49,153)	(272,856)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of stock options and public warrants	2,293	4,278
Proceeds from Employee Stock Purchase Plan	3,780	3,149
Proceeds from sale of employees restricted stock units to cover taxes	12,390	28,587
Minimum tax withholding paid on behalf of employees for restricted stock units	(12,352)	(28,308)
Tax payment for net settled option shares	—	(444)
Payment of contingent consideration	(1,000)	(5,500)
Finance lease principal payments	(248)	(193)
Net cash provided by financing activities	4,863	1,569
Effect of exchange rate changes on cash and cash equivalents	(439)	3,091
Net decrease in cash and cash equivalents and restricted cash	(101,379)	(355,788)
Cash and cash equivalents, and restricted cash, beginning of period	245,871	692,075
Cash and cash equivalents, and restricted cash, end of period	$144,492	$336,287

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ROCKET LAB U.S.A., INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(unaudited; in thousands)

The tables provided below reconcile the non-GAAP financial measures Adjusted EBITDA, Non-GAAP gross profit, Non-GAAP research and development, net, Non-GAAP selling, general and administrative, Non-GAAP operating expenses, Non-GAAP operating loss and Non-GAAP total other income (expense), net with the most directly comparable GAAP financial measures. See above for additional information on the use of these non-GAAP financial measures.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
NET LOSS	$(40,568)	$(34,610)	$(132,074)	$(98,736)
Depreciation	4,237	4,400	11,463	11,911
Amortization	3,555	3,453	10,114	9,679
Stock-based compensation expense	14,098	14,485	43,398	43,312
Transaction costs	142	34	311	505
Interest (income) expense, net	1,413	1,486	2,843	6,907
Change in fair value of liability classified warrants	—	—	—	(13,482)
Change in fair value of contingent consideration	(462)	200	1,138	200
Performance reserve escrow	1,800	1,894	5,426	5,684
Amortization of inventory step-up	—	—	—	2,618
Provision for income taxes	1,352	1,693	2,639	4,008
Loss on foreign exchange	120	51	76	3,947
Accretion of marketable securities purchased at a discount	(1,447)	—	(3,601)	—
Loss on disposal of assets	213	7	240	32
Employee retention credit	—	—	(3,841)	—
ADJUSTED EBITDA	$(15,547)	$(6,907)	$(61,868)	$(23,415)

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	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP Gross profit	$14,967	$8,467	$35,917	$17,160
Stock-based compensation	3,182	4,964	10,325	14,091
Amortization of purchased intangibles	1,710	1,756	5,129	3,072
Amortization of inventory step-up	—	—	—	2,618
Performance reserve escrow	76	114	209	342
Employee retention credit	—	—	(2,130)	—
Non-GAAP Gross profit	$19,935	$15,301	$49,450	$37,283
Non-GAAP Gross margin	29.5%	24.3%	26.8%	23.4%

GAAP Research and development, net	$26,626	$17,508	$81,566	$50,150
Stock-based compensation	(6,219)	(5,309)	(17,893)	(16,685)
Amortization of purchased intangibles and favorable lease	(315)	(9)	(333)	(3,333)
Employee retention credit	—	—	631	—
Non-GAAP Research and development, net	$20,092	$12,190	$63,971	$30,132

GAAP Selling, general and administrative	$27,200	$22,961	$84,386	$64,991
Stock-based compensation	(4,697)	(4,212)	(15,180)	(12,536)
Amortization of purchased intangibles	(1,378)	(1,529)	(4,207)	(2,907)
Transaction costs	(142)	(34)	(311)	(505)
Performance reserve escrow	(1,724)	(1,781)	(5,217)	(5,343)
Change in fair value of contingent consideration	462	(200)	(1,138)	(200)
Employee retention credit	—	—	1,080	—
Non-GAAP Selling, general and administrative	$19,721	$15,205	$59,413	$43,500

GAAP Operating expenses	$53,826	$40,469	$165,952	$115,141
Stock-based compensation	(10,916)	(9,521)	(33,073)	(29,221)
Amortization of purchased intangibles and favorable lease	(1,693)	(1,538)	(4,540)	(6,240)
Transaction costs	(142)	(34)	(311)	(505)
Performance reserve escrow	(1,724)	(1,781)	(5,217)	(5,343)
Change in fair value of contingent consideration	462	(200)	(1,138)	(200)
Employee retention credit	—	—	1,711	—
Non-GAAP Operating expenses	$39,813	$27,395	$123,384	$73,632

GAAP Operating loss	$(38,859)	$(32,002)	$(130,035)	$(97,981)
Total non-GAAP adjustments	18,981	19,908	56,101	61,632
Non-GAAP Operating loss	$(19,878)	$(12,094)	$(73,934)	$(36,349)

GAAP Total other income (expense), net	$(357)	$(915)	$600	$3,253
Change in fair value of liability classified warrants	—	—	—	(13,482)
Loss on foreign exchange	120	51	76	3,947
Non-GAAP Total other income (expense), net	$(237)	$(864)	$676	$(6,282)

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